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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2000 on the financial statements of Promedix.com, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1) and the related Prospectus of Ventro Corporation for the registration of Convertible Subordinated Notes due in 2007 with the principal amount of $345,000,000 and the registration of shares of common stock issuable upon conversion.

                                        /s/ Ernst & Young, LLP

Salt Lake City, Utah

March 27, 2000